                                                                     EXHIBIT 1.1
                                                                        05/03/96





                                3,000,000 Shares




                                ATLAS AIR, INC.

                    Common Stock (par value $.01 per share)





                             UNDERWRITING AGREEMENT





Dated:  May __, 1996
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                                                                    May __, 1996




Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Smith Barney Inc.

c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs:

                 Atlas Air, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedules I and II hereto (the "Underwriters"), and certain shareholders of the Company (the "Selling Stockholders") named in Schedule III hereto propose to sell to the several Underwriters, an aggregate of 3,000,000 shares of the Common Stock, par value $.01 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"), of the Company (the "Initial Shares"), of which 2,000,000 shares are to be issued and sold by the Company (the "Company Shares") and 1,000,000 shares are to be sold by the Selling Stockholders, in the amounts specified in Schedule III hereto. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers".

                 It is understood that, subject to the conditions hereinafter stated, 2,400,000 Initial Shares (the "U.S. Initial Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Initial Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 600,000 Initial Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International
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                                       2

Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters and Morgan Stanley & Co. International Limited, Goldman Sachs International and Smith Barney Inc. shall act as representatives (the "International Representatives") of the International Underwriters. The U.S. Representatives, together with the International Representatives, are collectively referred to herein as the "Representatives."

                 The Company also proposes to issue and sell to the several U.S. Underwriters and the Selling Stockholders propose to sell to the several U.S. Underwriters not more than an additional 450,000 shares of Common Stock, par value $.01 per share (the "Option Shares"), of which 300,000 shares are to be issued and sold by the Company (the "Company Option Shares") and 150,000 shares are to be sold by the Selling Stockholders (in the amounts specified in Schedule III hereto), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in
Section 2 hereof. The Initial Shares and the Option Shares are hereinafter collectively referred to as the "Shares".

                 The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-2810) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or
(B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. Each U.S. prospectus and international prospectus used before the time such registration statement becomes effective, and any U.S. prospectus and international prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of this Agreement, are herein collectively called a
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                                       3

"preliminary prospectus". Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the U.S. prospectus and the international prospectus included in the Registration Statement at the time it becomes effective are herein collectively called the "Prospectus", except that, if the final U.S. prospectus and the international prospectus first furnished to the Underwriters after the execution of this Agreement for use in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such U.S. prospectus and international prospectus are required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer collectively to the final U.S. prospectus and international prospectus first furnished to the Underwriters for such use.

                 The Company understands that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective and this Agreement has been executed and delivered.


                 Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

                 (i) When the Registration Statement shall become effective, and at all times subsequent thereto up to the Closing Time referred to below (and, if any Option Shares are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus.

                 (ii) Arthur Andersen LLP, who are reporting upon the audited financial statements included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
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                                       4

                 (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                 (iv) The consolidated financial statements included in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of its operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                 (v) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in the United States in which the Company owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company. The Company is an "air carrier" and a "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended (the "Aviation Act") and holds an "air carrier operating certificate issued by the Secretary of Transportation" within the meaning of 11 U.S.C. Section 1110.

                 (vi) The Company's only subsidiaries are Atlas One, Inc. (the "Subsidiary") and LHC Properties, Inc., which is wholly owned by the Company and whose only asset is the Company's headquarters building located in Golden, Colorado. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and the Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the subsidiaries, considered as one enterprise. All of the outstanding shares of capital
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                                       5

         stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, other than the pledge of the capital stock of the Subsidiary to ING Bank (as described in the Prospectus), are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 (vii) At the date indicated, the authorized issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; the Shares conform to the description thereof contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                 (viii) The Shares to be purchased by the Underwriters from the Company have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

                 (ix) All of the other outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive rights of any stockholder of the Company.

                 (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or the Subsidiary, other than in the ordinary course of business, that is material to the Company and the subsidiaries, considered as one enterprise, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) any event which constitutes or which with the passage of time or giving of notice will constitute a Casualty Occurrence under the terms of the leases of the Company's or the Subsidiary's aircraft or (E) any restriction in the operation of
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                                       6

         any of the Company's or the Subsidiary's aircraft, including as a result of action by the Federal Aviation Administration or the Department of Transportation.

                 (xi) Neither the Company nor the Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise. The execution and delivery of this Agreement by the Company, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or the Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it is bound or to which any of its properties is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties.

                 (xii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

                 (xiii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or to the knowledge of the Company affecting the Company or the Subsidiary, that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or that could materially and adversely affect the
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                                       7

         properties or assets of the Company and the subsidiaries, considered as one enterprise, or that could materially and adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or the Subsidiary is a party or which affect any of its properties, including ordinary routine litigation incidental to the business of the Company or the Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise.

                 (xiv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                 (xv) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                 (xvi) The Company and the Subsidiary each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and the subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above, or affecting or challenging the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xvii) The Company and the Subsidiary each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor the Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the subsidiaries, considered as one enterprise.
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                                       8



                 (xviii)       To the best knowledge of the Company, no labor
         problem exists with its employees or with employees of the Subsidiary or is imminent that could reasonably be expected to materially adversely affect the Company and the subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary's principal contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise.

                 (xix) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                 (xx) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xxi) (A) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; (B) all material policies of insurance insuring the Company or the Subsidiary, its business, assets, employees, officers and directors, for the benefit of the Company or the Subsidiary, are in full force and effect; (C) the Company and the Subsidiary each are in compliance with the terms of such policies and instruments in all material respects; and (D) there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                 (xxii) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries, considered as one enterprise, (A) to the Company's knowledge, the Company and the Subsidiary are each in compliance with all applicable Environmental Laws, (B) to the Company's knowledge, the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened Environmental Claims against the Company or the Subsidiary and (D) to the Company's knowledge there are no circumstances with respect to any property or operations of the Company or the Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiary.

                 For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                 (xxii) The Company Shares and the Company Option Shares have been duly authorized for listing on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq National Market"), subject to official notice of issuance.

                 (b) Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

                 (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                 (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of his or its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or certificate of limited partnership of such Selling Stockholder (if such Selling Stockholder is a corporation or a partnership) or any agreement (including any stockholders' agreement) or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of his or its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                 (iii) Such Selling Stockholder has, and on the Closing Time (as defined herein) will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                 (iv) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                 (v) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b)(v) do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus.

                 (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by the Selling Stockholders and as such delivered to (i) the Company and (ii) you or to counsel for the Underwriters shall be deemed a representation and warranty hereunder by the Selling Stockholders to the Company and the Underwriters, respectively, as to the matters covered thereby.


                 Section 2.  Sale and Delivery to the Underwriters; Closing.
(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Sellers agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Sellers at the purchase price of U.S.$______ per share (the "Public Offering Price") , the number of Initial Shares set forth opposite the name of such Underwriter in Schedules I and II hereto.

                 (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, acting severally and not jointly, hereby grant options to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 450,000 Option

Shares (of which 300,000 shares are to be issued and sold by the Company and 150,000 shares are to be sold by the Selling Stockholders, in the amounts specified in Schedule III hereto) at the Public Offering Price. The options hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or from time to time in part, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the U.S. Underwriters to the Company and the Selling Stockholders setting forth the number of Option Shares as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by the U.S. Representatives but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. In the case of a partial exercise of the options granted hereby, the Shares to be issued and sold by the Company and the Selling Stockholders shall be determined pro rata on the basis of two-third of the Shares to be sold by the Company and one-third of the Shares to be sold by the Selling Stockholders. If any Option Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of U.S. Initial Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Initial Shares. The Option Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Initial Shares are hereinafter collectively referred to as the "U.S. Shares."

                 (c) The Sellers are advised by you that the Shares are to be offered to the public initially at the Public Offering Price and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$_____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$_____ a share, to any Underwriter or to certain other dealers.

                 (d) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company, the Selling Stockholders and the Representatives, at 10:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) full business day after the date hereof (unless postponed pursuant to Section 11 or 12), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company, the Selling Stockholders and the U.S. Representatives shall determine, on the Date of Delivery as specified in the notice from the U.S. Representatives to the Company and the Selling Stockholders. Payment shall be made to the Company and the Selling Stockholders in Federal or other funds immediately available in New York City against delivery to you for the respective accounts of the several Underwriters of certificates for the Shares to be purchased by them.

                 (e) Certificates for the Initial Shares and Option Shares, if any, to be purchased by the Underwriters or the U.S. Underwriters shall be in such denominations and registered in such names as the Representatives or the U.S. Representatives, as applicable, may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Shares and Option Shares, if any, will be made available in New York City for examination and packaging by you or the U.S. Representatives not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

                 (f) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. You, individually and not as Representatives or U.S. Representatives, as applicable, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or Option Shares, to be purchased by any Underwriter or U.S. Underwriter, as applicable, whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.


                 Section 3. Certain Covenants of the Company and the Selling Stockholders.

                 I. The Company covenants with each Underwriter as follows:

                 (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you promptly, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or counsel for the Underwriters shall reasonably object.

                 (c) The Company has furnished or will furnish to you four signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and four signed copies of all consents and certificates of experts, and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits).

                 (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, copies of the Prospectus in New York City, prior to 5:00 p.m., local time, on the business day next succeeding the date of this Agreement, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request.

                 (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                 (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                 (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

                 (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds".

                 (i) For a period of three years after the Closing Time, the Company will (A) furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally and (B) from time to time, furnish such other information concerning the Company as you may reasonably request.

                 (j) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

                 (k) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                 II. The Company and the Selling Stockholers hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, during the period commencing on the date hereof and ending, with respect to the Company, 90 days, and with respect to the Selling Stockholders, 120 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the Sellers or hereafter acquired) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or options to be issued or shares to be sold under the Company's 1995 Stock Option Plan and the Stock Purchase Plan (each as defined in the Prospectus). In addition, the Selling Stockholders agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, during the period commencing on the date hereof and ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                 Section 4. Payment of Expenses. The Company agrees to pay and bear all expenses incident to the performance of the Company's obligations under this Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of this Agreement, (c) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock transfer taxes payable upon the sale of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (f) the printing and delivery to the Underwriters of copies of the Blue Sky Survey,
(g) the fee of the National Association of Securities Dealers, Inc. (the "NASD"), (h) the listing fees of the

Nasdaq National Market, and (i) the reasonable fee and disbursements of counsel for the Underwriters in connection with the filing for review by the NASD.

                 If this Agreement is terminated by you in accordance with the provisions of Section 5 or 10(a)(i), the Company and the Selling Stockholders agree to reimburse, jointly and severally, the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

                 The Selling Stockholders agree to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholders and (ii) such Selling Shareholder's pro rata share (determined by dividing the number of Shares sold by such Selling Stockholder by the total number of Shares sold by the Sellers) of all costs and expenses incident to the performance of the obligations of the Selling Stockholder and the Company under this Agreement, including, but not limited to, all expenses enumerated in the first paragraph of this Section and the fees, disbursements and expenses of counsel for the Selling Stockholders, except that the Selling Stockholders shall not pay any portion of the fees and disbursements of the Company's accountants or any internal cost or expenses of the Company.

                 Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase hereunder (including any Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders and contained herein or in certificates of the Company's officers or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                 (b)           At the Closing Time, you shall have received:

                               (1) Four signed copies of an opinion of Cahill Gordon & Reindel, counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                        (i)        The Company has been duly
                               incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                                        (ii)       The Subsidiary is a
                               corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

                                        (iii)      The Shares sold by the
                               Company pursuant to the provisions of this Agreement against the consideration set forth in this Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; such Shares are not subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

                                        (iv)       All of the other outstanding
                               shares of capital stock of the Company,
                               including shares sold by the Selling
                               Shareholders pursuant to the provisions of this Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights arising under the Restated Certificate of Incorporation of the Company or under Delaware General Corporation Law.

                                        (v)        All of the outstanding
                               shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; other than the pledge of the capital stock of the Subsidiary to ING Bank (as described in the Prospectus), all of such shares are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiary.

                                        (vi)       The authorized, issued and
                               outstanding capital stock of the Company is as set forth in the Prospectus under the heading "Capitalization".

                                        (vii)      The Shares conform in all
                               material respects as to legal matters to the description thereof in the Prospectus.

                                        (viii)     This Agreement has been duly
                               authorized, executed and delivered by the Company.

                                        (ix)       No authorization, approval,
                               consent or license of any government,
                               governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1934 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

                                        (x)        The descriptions in the
                               Prospectus of the contracts and other documents therein described are accurate in all material respects and fairly summarize the information required to be shown.

                                        (xi)       The statements made in the
                               Prospectus under "Description of Capital Stock" and "Certain Federal Income Tax Consequences to Non-United States Holders", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

                                        (xii)      The Company is not and,
                               after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                                        (xiii)     The execution and delivery
                               of this Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement do not and will not result in any violation of the charter or by-laws of the Company or the Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary under any contract, indenture, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries, considered as one enterprise).

                                        (xiv)      The delivery of Shares to be
                               sold by such Selling Stockholder and payment therefor by the Underwriters pursuant to this Agreement will pass title to such Shares (assuming that the Representatives have no notice of any claim that a transfer of Shares by the Selling Stockholders is wrongful or that a particular adverse person is the owner of or has any interest in such Shares) free and clear of any security interests, claims, liens, equities and other encumbrances;

                                        (xv)       Based solely upon telephonic
                               confirmation from the Commission, the
                               Registration Statement became effective under the 1933 Act on the date of this Agreement. Any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of the knowledge of such counsel, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or are contemplated under the 1933 Act;

                                        (xvi)      The Registration Statement
                               (including the Rule 430A Information, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; and

                                        (xvii)     Such counsel have
                               participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as specified in clauses (vi), (vii), (x) and (xi) above), on the basis of the foregoing (relying as to materiality to a large extent on discussions with, and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at the time the opinion is delivered, no amendment to the Registration Statement or amendment or supplement to the Prospectus has been filed or issued, such opinion need not opine as to any such amendment or supplement.

                 Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

                               (2) Four signed copies of an opinion of Clark H. Onstad, General Counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                        (i)        The Company is duly
                               qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in the United States in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                                        (ii)       The Subsidiary is duly
                               qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                                        (iii)      Such counsel does not know
                               of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                                        (iv)       The descriptions in the
                               Prospectus of the statutes, regulations, legal or governmental proceedings and the statements under "Business -- Governmental Regulations", are accurate, and to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly represent the information disclosed therein in all material respects.

                                        (v)        The Company is an "air
                               carrier" and a "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended (the "Aviation Act") and holds an "air carrier operating certificate issued by the Secretary of Transportation" within the meaning of 11 U.S.C.
                               Section 1110. The statements in the Prospectus as to the routes relating to its services which the Company presently operates or is authorized to operate are correct in all material respects and such routes presently operated are being operated pursuant to valid Certificates or Exemption Orders issued by the Department of Transportation, and no such Certificate or Exemption Order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation, which in the opinion of such counsel might reasonably result in a final order impairing the validity of such Certificates or Exemption Orders.

                                        (vi)       To the knowledge of such
                               counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                                        (vii)      The execution and delivery
                               of this Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or the Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the

                               Subsidiary, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise)) of the Company and its Subsidiary, considered as one enterprise.

                                        (viii)     Such counsel has
                               participated in the preparation of the
                               Registration Statement and Prospectus. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as specified in clauses (iv) and (v) above), on the basis of the foregoing (relying as to materiality to a large extent on discussions with, and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel to lead him to believe
                               (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

                               (3) Four signed copies of an opinion of Holland & Hart LLP, counsel for the Selling Stockholders, together with reproduced copies of such opinion for each of the other Underwriters, to the effect that:

                                        (i)        this Agreement has been duly
                               authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                                        (ii)       the execution and delivery
                               by each Selling Stockholder of, and the
                               performance by such Selling Stockholder of his or its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or certificate of limited partnership of such Selling Stockholder (if such Selling Stockholder is a corporation or a partnership) or any stockholders' agreement among such Selling Stockholders or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of his or its obligations under this Agreement except the order of the Commission declaring the Registration Statement effective and such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares (as to which securities laws such counsel expresses no opinion);

                                        (iii)      each of the Selling
                               Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and

                                        (iv)       delivery of the Shares to be
                               sold by such Selling Stockholder and payment therefor by the Underwriters pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                 Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wyoming or Colorado and the current laws of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. For purposes of such opinion, the term "to the best of such counsel's knowledge" means the conscious awareness of facts or other information by the lawyer who signs such opinion and other lawyers at such counsel's firm who have active involvement in representing either of the Selling Stockholders. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Stockholders, officers of the Company, certificates of public officials and a certificate of the transfer agent of the Company; provided that such certificates have been delivered to the Underwriters. Such counsel need express no opinion as to compliance with federal or state securities laws or any aviation law, including without limitation, the Aviation Act. Further, in giving such opinion, such counsel may assume that all natural persons who are signatories to any documents are legally competent at the time of execution, that the Representatives have no notice of any claim that a transfer of the Shares by the Selling Stockholders is wrongful or that a particular adverse person is the owner of or has any interest in such Shares, and that all signatures on documents reviewed by such counsel are genuine.

                 (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Section 5(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Shares, this Agreement, the Registration Statement, the Prospectus and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Selling Stockholders and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

                 (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, the Chief Financial Officer and the General Counsel, of the Company, dated as of the Closing Time, to such effect.

                 (e) At the Closing Time, the Representative(s) shall have received a certificate from the Selling Stockholders, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholders contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Stockholders have complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

                 (f) At the time that this Agreement is executed by the Company, you shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

                               (i)         in their opinion, the audited
                 financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company and its Subsidiary included in the Registration Statement and the Prospectus, a reading of the minutes of all meetings of the Company's and its Subsidiary's Board of Directors since ____________, 1996, inquiries of certain officials of the Company and the Subsidiary responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the three-month period ended March 31, 1995 and March 31, 1996, respectively, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                        (A)        the unaudited financial
                               statements for the three-month periods ended
                               March 31, 1996 and 1995 and included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modification should be made to the unaudited condensed consolidated financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                                        (B)        at May __, 1996, there was
                               any change in the capital stock of the Company or any decrease in the consolidated working capital or consolidated stockholder's equity of the Company or any increase in the consolidated long-term debt of the Company, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                                        (C)        for the period from April 1,
                               1996 to May __, 1996, there was any decrease in net sales or in total or per-share amounts of income before extraordinary items or of net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

                               (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived;

                               (iv) they have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified in such letter nothing came to their attention that caused them to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 301 and 402 of Regulation S-K;

                               (v)         in addition to the procedures
                 referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                 (g) At the Closing Time, you shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
         Section 5(e), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

                 (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

                 (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(d) and 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

                 (j) The Company Shares and the Company Option Shares shall have been duly authorized for listing on the Nasdaq National Market on the date of this Agreement.

                 (k) Before the Closing Time the Selling Stockholders shall have delivered a Form W-9 to the Representatives to facilitate the transfer of Shares to be sold by the Selling Stockholders.

                 If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 herein shall remain in effect.


                 Section 6. Conditions to Purchase of Option Shares. In the event that the U.S. Underwriters exercise their option granted in Section 2 to purchase all or any of the Option Shares and the Date of Delivery determined by the U.S. Representatives pursuant to Section 2 is later than the Closing Time, the obligations of the several U.S. Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following further conditions:

                 (a) The Registration Statement shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

                 (b) At the Date of Delivery, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, the U.S. Representatives shall have received a certificate of the President or a Vice President, the Chief Financial Officer and the General Counsel of the Company, dated as of the Date of Delivery, to such effect. The U.S. Representatives shall also receive, on the Date of Delivery dated the such Date of Delivery, a certificate from the Selling Stockholders to the same effect as required in Section 5(e).

                 (c)           At the Date of Delivery, the U.S.
         Representatives shall have received four signed copies of the favorable opinions of each of Cahill Gordon & Reindel, counsel for the Company, Holland & Hart LLP, counsel for the Selling Stockholders and Clark H. Onstad, General Counsel for the Company, together with reproduced copies of such opinion for each of the other U.S. Underwriters in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by
         Section 5(b).

                 (d)           At the Date of Delivery, the U.S.
         Representatives shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(c).

                 (e)           At the Date of Delivery, the U.S.
         Representatives shall have received a letter from Arthur Andersen LLP, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than three days prior to the Date of Delivery.

                 (f) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to the U.S. Representatives and to counsel for the Underwriters.


                 Section 7. Indemnification. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that any indemnification for which the Selling Stockholders are liable pursuant to this
Section 7 shall be limited to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholders from the sale of his or its Shares pursuant to this Agreement; provided further, that the foregoing indemnity with respect to any untrue statement in or omission from any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 (b) The Selling Stockholders agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to Selling Stockholders furnished in writing by or on behalf of such Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this
Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 Section 8. Contribution. (a) To the extent that indemnification provided for in paragraph (a), (b) or (c) of Section 7 of this Agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that any contribution for which the Selling Stockholders are liable pursuant to this Section 8 shall be limited to the net proceeds (after deducting underwriting discount, but before deducting expenses) received by such Selling Stockholders from the sale of his or its Shares pursuant to this Agreement. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                 (b) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7 of this Agreement were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in Section 7 and 8 of this Agreement and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholders or any person controlling the Selling Stockholders, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.


                 Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers and the Selling Stockholders set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter and the Selling Stockholders or any person who controls the Selling Stockholders, the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.


                 Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the NASD, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, Colorado or New York authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

                 (c) This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.


                 Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Shares does not exceed 10% of the total number of Initial Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Shares exceeds 10% of the total number of Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.


                 Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Underwriters shall be directed to you at the address set forth on the first page of this

Agreement, attention of the Legal Department, and notices to the Company and the Selling Stockholders shall be directed to them at 538 Commons Drive, Golden, Colorado 80401, attention of Richard H. Shuyler, Senior Vice President, and Michael A. Chowdry, President, Atlas Air, Inc., respectively.


                 Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders and, to the extent expressed, any person who controls the Company, the Selling Stockholders or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares. All of the obligations of the Underwriters hereunder are several and not joint.


                 Section 14. Representation of Underwriters. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by you as Representatives will be binding upon all the Underwriters.

                               Each U.S. Underwriter hereby makes to and with
the Company and each Selling Stockholder the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company and each Selling Stockholder the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.


                 Section 15. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.


                 Section 16. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.



                                        Very truly yours,


                                        ATLAS AIR, INC.


                                        By
                                           ------------------------------------
                                           Name:
                                           Title:


                                        MICHAEL A. CHOWDRY, as Selling
                                         Stockholder



                                        ---------------------------------------


                                        CHOWDRY LIMITED PARTNERSHIP

                                        By:  Chowdry, Inc., as
                                              general partner


                                        By
                                           ------------------------------------
                                           Name:  Michael A. Chowdry
                                           Title:    Vice President

Confirmed and accepted as of
   the date first above written:

MORGAN STANLEY & CO.
  INCORPORATED
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several Underwriters named in
  Schedule I hereto.

  By: Morgan Stanley & Co.
       Incorporated


  By
      -----------------------------------
      Name:
      Title:


MORGAN STANLEY & CO.
  INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

  By:   Morgan Stanley & Co.
         International Limited


  By
      -----------------------------------
      Name:
      Title:

STATE OF WYOMING                  )
                                  ) ss.
COUNTY OF                         )


                 The foregoing instrument was acknowledged before me this ________ day of May, 1996, by Michael A. Chowdry an individual.

                 Witness my hand and official seal.

                 My commission expires:                                   .
                                        ----------------------------------



                                        ----------------------------------------
                                        Notary Public


                                        ----------------------------------------


                                        ----------------------------------------
                                        Address




STATE OF WYOMING                  )
                                  ) ss.
COUNTY OF                         )


                 The foregoing instrument was acknowledged before me this _________ day of May, 1996, by Michael A. Chowdry as Vice President of Chowdry, Inc.

                 Witness my hand and official seal.

                 My commission expires:                                   .
                                        ----------------------------------



                                        ----------------------------------------
                                        Notary Public


                                        ----------------------------------------


                                        ----------------------------------------
                                        Address

                                   SCHEDULE I




                                                                                               Number of
                                                                                             Initial Shares
                                   Underwriter                                              to be Purchased
                                   -----------                                              ---------------
 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . .

 Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                 ---------
                  TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2,400,000
                                                                                                 =========

                                  SCHEDULE II




                                                                                               Number of
                                                                                             Initial Shares
                                   Underwriter                                              to be Purchased
                                   -----------                                              ---------------
 Morgan Stanley & Co. International Limited  . . . . . . . . . . . . . . . . .

 Goldman Sachs International . . . . . . . . . . . . . . . . . . . . . . . . .

 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                   -------
                  TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .                     600,000
                                                                                                   =======

                                  SCHEDULE III




                                                                                                Number of
                                                                                              Initial Shares
                               Selling Stockholder                                             to be Sold
                               -------------------                                            --------------
 Chowdry Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . .                     800,000

 Michael A. Chowdry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     200,000
                                                                                                 ---------
                  TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,000,000
                                                                                                 =========




                                                                                                 Number of
                                                                                               Option Shares
                               Selling Stockholder                                              to be Sold
                               -------------------                                             -------------
 Chowdry Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . .

 Michael A. Chowdry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                   -------
                  TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .                     150,000
                                                                                                   =======